EXHIBIT 10 (mm)

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                        AMENDMENT TO EMPLOYMENT AGREEMENT
                         (Dated as of November 5, 1997)

         This Amendment to Employment  Agreement is dated as of November 5, 1997
and  entered  into  between  Data  General   Corporation   (the  "Company")  and
______________________ (the "Executive").

         Reference    is    made   to   that    Employment    Agreement    dated
______________________ between the Executive and the Company (the "Employment Agreement").

         Whereas the parties, for good and sufficient consideration, the receipt and sufficiency of which is hereby confirmed, wish to amend the Employment Agreement to clarify the meaning of certain terms used therein;

         Now, therefore, the parties agree as follows:

1. Subsection 4(b) (ii) of the Employment Agreement is hereby amended by so that it reads in its entirety as follows:

                           (ii) Annual Bonus. In addition to Annual Base Salary,
              the Executive shall be awarded, for each fiscal year beginning or ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the greater of (x) the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) paid or payable to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (the "Recent Annual Bonus"), or (y) 30% of the Executive's Annual Base Salary. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. The term "Annual Bonus" as used in this Subsection 4(b) and in Subsection 6(d) shall include all amounts paid as a bonus to the Executive with regard to the applicable fiscal year.



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2.       The first  sentence  of  Subsection  6(a)(ii)(x)(B)  of the  Employment
         Agreement (beginning, "If the Executive's employment ...") is hereby amended so that such sentence reads as follows:


              If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the following obligations: (i) payment of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) payment of the product of (x) the greater of (A) the Annual Bonus paid or payable but for any deferral (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) to the Executive for the most recently completed fiscal year during the Employment Period, if any, and
              (B) the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) paid or payable to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (such greater amount hereafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
              (iii) payment of any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the amounts described in paragraphs (i), (ii) and (iii) are hereafter referred to as "Accrued Obligations").


Except as hereby amended, the Employment Agreement is hereby ratified and confirmed.

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IN WITNESS  WHEREOF,  the parties have executed this  Amendment  effective as of
November 5, 1997.

DATA GENERAL CORPORATION


By:      ________________________                    ________________________
         Arthur W. DeMelle                           ________________________
         Senior Vice President and
         Chief Financial Officer